New York Mortgage Trust, Inc. Acquires Remaining Interest in Constructive Loans, LLC, Advancing NYMT’s Business Purpose Lending Strategy

NEW YORK, July 15, 2025 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (the “Company”) today announced that it has acquired the remaining 50% ownership interest in Constructive Loans, LLC (“Constructive”), a leading originator in business purpose loans for residential real estate investors. This all-cash transaction, completed through a wholly owned subsidiary of the Company, represents a significant milestone in the Company’s ongoing strategy to diversify and scale its recurring earnings through the inclusion of a top operating platform.

This acquisition builds on the Company’s initial strategic investment in Constructive in 2021 and reflects the Company’s belief in Constructive’s growth potential and value to the residential credit market. This transaction will bolster the Company’s access to Constructive’s proprietary origination channels and broad third-party distribution network.

Constructive has demonstrated solid profitability and performance since its founding in 2017. Over the last twelve months ended June 30, 2025, Constructive has originated more than $1.7 billion of business purpose loans. Constructive will operate as an independent subsidiary of the Company with its experienced leadership team remaining in place.

“We are excited to take the next steps in our partnership with the talented team at Constructive. We believe that the acquisition of Constructive represents a step forward towards raising and diversifying the Company’s recurring income,” said Jason Serrano, CEO of the Company. “This transaction appreciably expands NYMT’s presence within the residential credit markets and supports our core strategy of investing in business purpose loans.”

Nicholas Mah, President of the Company, added: “We are pleased to welcome the Constructive team to NYMT. Constructive has demonstrated an ability to maintain solid loan performance while expanding origination volume, and we believe that Constructive is well positioned to meet the growing financing needs of the single-family investor community. With a shared philosophy of strong credit underwriting, we are excited to build on this success.”

“Since our founding, Constructive has provided reliable and competitive capital to residential real estate investors,” said Ben Fertig, President of Constructive, “We are thrilled to join NYMT with their residential mortgage credit expertise and deep capital market presence. We are excited to work together to bring the next level of growth in our origination of high-quality business purpose loans, and to further elevate the value we can deliver to Constructive’s clients.”

BTIG, LLC served as exclusive financial advisor. Mayer Brown LLP served as M&A counsel, and Vinson & Elkins LLP acted as tax and employment counsel to the Company in connection with the transaction.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is an internally managed real estate investment trust in the business of acquiring, investing in, financing and managing primarily mortgage-related residential assets.

About Constructive Loans, LLC
Constructive Loans, LLC is a leading business purpose loan lender specializing in rental and transitional loans for real estate investors. Constructive is currently headquartered in Oakbrook Terrace, Illinois and has 165 employees. Constructive operates in 48 states and D.C. Constructive was named the NPLA Conference Private Lender of the Year in 2024.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve numerous risks and uncertainties. The Company’s actual results may differ from the Company’s beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account information currently available to the Company. Statements related to the Company’s anticipated benefits from the transaction; Constructive’s integration with the Company; the subsequent performance of the integrated companies; Constructive’s growth potential, positioning to meet financing needs and ability to deliver value; and lending markets in general are forward-looking statements. No assurance can be given that the Company will be able to realize the anticipated benefits of the transaction or successfully integrate Constructive or that Constructive will be able to grow, meet financing needs or deliver value. These forward-looking statements are subject to risks and uncertainties, including, without limitation, market conditions and those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under “Item 1A. Risk Factors” and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 under “Item 1A. Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q and 8-K. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

For Further Information

AT THE COMPANY
Investor Relations
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com